UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 14, 2015

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 7.01	REGULATION FD DISCLOSURE
ITEM 8.01	OTHER EVENTS

Ridgeway Acquisition

The Company has entered into a definitive Stock Purchase Agreement to acquire a skilled nursing facility located in Ridgeway, South Carolina.  The Company formed a wholly-owned subsidiary, TNH Acquisition, LLC, through which to purchase the property.  A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 hereto.

The facility consists of 112 beds in two buildings. The purchase price is $3.0 million, which the Company plans to finance through traditional funding sources.  The closing of the purchase is subject to numerous conditions customary to transactions of this nature and expected to occur on or before September 30, 2015, which can be extended by the Company to October 31, 2015.

The Company plans to lease the facility to a professional operator under a long term operating lease.

The Company announced the Ridgeway agreement in a press release dated August 14, 2015, a copy of which is filed as Exhibit 99.1 hereto.

Second Quarter Result of Operations and Financial Condition

On August 14, 2015,  the Company announced its results of operations and financial condition for the second quarter ended June 30, 2015.  A copy of the press release is filed as Exhibit 99.2 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, that is required to be disclosed solely by Regulation FD.

ITEM 9.01:       EXHIBITS AND FINANCIAL STATEMENTS

10.1	Stock Purchase Agreement between Tilford, Inc. and TNH Acquisition, LLC
99.1	Press Release dated August 14, 2015
99.2	Press Release dated August 14, 2015.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: August 17, 2015	/s/ Christopher Brogdon Christopher Brogdon, President